UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021 (September 27, 2021)

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock	WMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 27, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Warner Music Group Corp. (the “Company”) approved an amendment to the Second Amended and Restated Warner Music Group Corp. Senior Management Free Cash Flow Plan (the “Plan”). The amendment (the “Amendment”) allows Max Lousada, Chief Executive Officer of Warner Recorded Music, to redeem up to 550,000 of his vested Matching Equity Units (as defined in the Plan) on or about September 27, 2021, in exchange for shares of the Company’s Class A Common Stock. Prior to the Amendment, these Matching Equity Units would have become eligible for redemption in December 2024. Corresponding changes were made to the limited liability company agreement of WMG Management Holdings LLC (the “LLC Agreement”), which, together with the Plan, governs equity awards granted in connection with the Plan.

These descriptions of the Amendment, the Plan and the LLC Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, the complete text of the Amendment, the Plan and the LLC Agreement. Copies of the Plan and the LLC Agreement were filed with the Company’s Annual Report on Form 10-K for the year ended September 30, 2020 as filed with the SEC. A copy of the Amendment will be filed as exhibit to the Company’s Quarterly Report on Form 10-K for the year ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

By:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: October 1, 2021